EXHIBIT 99.3

TSS, Inc. Announces Closing of $58.7 Million

Public Offering of Common Stock, Including Full

Exercise of Over-Allotment Option

GEORGETOWN, TEXAS / ACCESS Newswire / August 14, 2025 / TSS, Inc. (Nasdaq: TSSI) (the "Company" or "TSS"), a data center services company that provides AI and high-performance computing infrastructure and software integration services, today announced the closing of its previously announced underwritten public offering of 3,000,000 shares of its common stock at a public offering price of $17.00 per share of common stock, before deducting underwriting discounts, commissions and offering expenses. In addition, the underwriter has exercised the overallotment option for the sale of an additional 450,000 shares of common stock. Gross proceeds to the Company, before deducting underwriting discounts, commissions and offering expenses, were approximately $58.7 million. The Company intends to use the net proceeds from this offering for general corporate purposes, including, but not limited to, working capital and growth capital.

Lucid Capital Markets acted as the sole book-running manager for the offering.

CEO Darryll Dewan commented, “This offering provides TSS the flexibility to continue to invest in our infrastructure and processes to be the best AI IT integration supplier in the market. Further, we are exploring opportunities to grow our company by broadening our capabilities and go-to-market approaches and resources. The capital raised today will be a critical component of these initiatives and a wonderful sign of strength to our customers.”

All the shares of common stock to be sold in the offering were sold by the Company. The offering closed on August 14, 2025.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-284153) filed with the Securities and Exchange Commission ("SEC") on January 7, 2025, and declared effective by the SEC on July 2, 2025. A final prospectus supplement, preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC's website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, may also be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

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About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS' reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "prospects," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements include, but are not limited to, statements regarding TSS's use of proceeds from the public offering, and other statements that are not historical facts. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts:

Hayden IR

James Carbonara (646) 755-7412

Brett Maas (646) 536-7331

tssi@haydenir.com

TSS, Inc.

Danny Chism, CFO

(512) 310-4908

dchism@tssiusa.com

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